Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Reports Core FFO per Diluted Share of $0.31 for Fourth Quarter of 2013 and $1.38 for 2013; Affirms 2014 FFO Guidance Range of $1.40 - $1.49 per Diluted Share;
Achieves 4.6 Million Square Feet of Aggregate 2013 Leasing Activity

Radnor, PA, February 5, 2014 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban, town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and twelve-month periods ended December 31, 2013.
"2013 was an outstanding year for our Company with superb execution on operations, investments and balance sheet management,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We had one of the Company’s best leasing years ever and exceeded our key operating targets with 4.8% same store cash NOI growth, an 8.1% GAAP rental rate mark-to-market, 68.3% tenant retention and just $2.06 per square foot per lease year of capital costs. Notably, we ended 2013 at 89.5% occupied and are now 91.8% leased, our best levels in over five years. Capital recycling and strategic venture transactions enhanced our portfolio quality and growth profile through $348.6 million of sales and $351.6 million of acquisitions inclusive of joint venture initiatives. During 2013, we raised $181.5 million in a common share equity issuance, redeemed $29.3 million of our unsecured notes and focused significant attention on project financing by completing or assuming $627.8 million of mortgage loans at attractive rates and terms. The fourth quarter was especially strong with the commencement of the FMC Tower at Cira Centre South development, the closing of our Austin, Texas joint venture with DRA Advisors and the purchase of One and Two Commerce Square in Philadelphia. 2014 is off to a strong start with 76% achievement on our speculative revenue target with a large pipeline of interest from new and existing tenants. As such, and reflecting these elements, we are affirming our 2014 FFO guidance range of $1.40 to $1.49 per diluted share.”
Financial Highlights - Fourth Quarter

▪
Net income allocated to common shares totaled $19.0 million or $0.12 per diluted share in the fourth quarter of 2013 compared to a net loss of ($30.8 million) or ($0.21) per diluted share in the fourth quarter of 2012.

▪
Core Funds from Operations available to common shares and units (FFO) in the fourth quarter of 2013 totaled $49.6 million or $0.31 per diluted share versus $48.2 million or $0.33 per diluted share in the fourth quarter of 2012. Our fourth quarter 2013 Core FFO payout ratio was 48.4% ($0.15 common share distribution / $0.31 Core FFO per diluted share). FFO per the NAREIT definition totaled $46.8 million or $0.29 per diluted share in the fourth quarter of 2013 compared to $21.1 million or $0.14 per diluted share in the fourth quarter of 2012.

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In the fourth quarter of 2013, we incurred $20.0 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $23.8 million or $0.15 per diluted share of Cash Available for Distribution (CAD) versus $27.9 million or $0.19 per diluted share in the fourth quarter of 2012 when we incurred $13.8 million of revenue maintaining capital expenditures. Our fourth quarter 2013 CAD payout ratio was 100.0% ($0.15 common share distribution / $0.15 CAD per diluted share).

Financial Highlights - Full Year 2013

▪	Net income allocated to common shares totaled $35.5 million or $0.23 per diluted share in 2013 compared to a net loss of ($8.2 million) or ($0.06) per diluted share in 2012.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

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Core FFO available to common shares and units in 2013 totaled $214.8 million or $1.38 per diluted share versus $201.7 million or $1.38 per diluted share in 2012. Our Core FFO payout ratio for 2013 was 43.5% ($0.60 common share distribution / $1.38 Core FFO per diluted share). FFO per the NAREIT definition totaled $210.4 million or $1.35 per diluted share in 2013 compared to $170.5 million or $1.16 per diluted share in 2012.

▪
In 2013, we incurred $67.0 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $114.4 million or $0.73 per diluted share of CAD versus $116.6 million or $0.80 per diluted share in 2012 when we incurred $48.3 million of revenue maintaining capital expenditures. Our CAD payout ratio for 2013 was 82.2% ($0.60 common share distribution / $0.73 CAD per diluted share).

Portfolio Highlights

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In the fourth quarter of 2013, our Net Operating Income (NOI) excluding termination revenues and other income items increased 3.1% on a GAAP basis and 6.2% on a cash basis for our 196 same store properties, which were 89.6% and 87.7% occupied on December 31, 2013 and December 31, 2012, respectively. For full year 2013, our NOI excluding termination revenues and other income items increased 3.5% on a GAAP basis and 4.8% on a cash basis.

▪
During the fourth quarter of 2013, we commenced occupancy on 923,784 square feet of total leasing activity including 397,700 square feet of renewals, 398,869 square feet of new leases and 127,215 square feet of tenant expansions. We have an additional 551,064 square feet of executed new leasing scheduled to commence subsequent to December 31, 2013.

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During the fourth quarter of 2013, we achieved a 90.5% tenant retention ratio in our core portfolio with positive net absorption of 343,705 square feet resulting in an overall retention rate for 2013 of 68.3% with 289,271 square feet of positive net absorption. For the full year 2013, we achieved an 8.6% increase on our renewal rental rates and a 7.1% increase on our new lease/expansion rental rates, both on a GAAP basis.

▪
At December 31, 2013, our core portfolio of 200 properties comprising 24.0 million square feet was 89.5% occupied and we are now 91.8% leased (reflecting new leases commencing after December 31, 2013).

Investment Highlights

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During the fourth quarter, as previously announced, we closed on the formation of a 50/50 joint venture with an affiliate of DRA Advisors LLC which simultaneously acquired our wholly-owned Austin, Texas office portfolio comprising 7 properties and 1,398,826 square feet along with related assets for $330.0 million or $236 per square foot. The joint venture secured $230.6 million of mortgage financing with a weighted-average maturity of 5.0 years and a weighted-average interest rate of 3.39%, resulting in $271.5 million of net proceeds to us which is being used for general corporate purposes. We are providing property management and leasing services to the joint venture and are obligated to fund the first $5.2 million of property capital expenditures of which $0.8 million had been funded as of December 31, 2013. DRA Advisors and we have each committed $100.0 million of additional equity capital to further grow the Austin, Texas joint venture.

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During the fourth quarter, as previously announced, we completed the acquisition from Parkway Properties of 74% of the remaining 75% common ownership interest that we did not already own in One and Two Commerce Square in Philadelphia’s Central Business District. For the acquisition of the ownership interest, the parties valued One and Two Commerce Square at $331.8 million or $175 per square foot. Commerce Square consists of two 41-story trophy class office towers totaling 1,896,142 square feet which recently achieved LEED-Silver certification following a comprehensive capital program. As of December 31, 2013, One Commerce Square was 83.7% occupied and Two Commerce Square was 89.6% occupied. In connection with our acquisition of the ownership interest, we assumed $237.1 million of existing mortgage debt with a weighted-average remaining maturity of 5.4 years and a weighted-average rate of 4.35%, and we funded $73.1 million of remaining acquisition and closing costs from available corporate funds.

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During the fourth quarter, as previously announced, we completed the acquisition from Parkway Properties of Four Points Centre for $41.5 million, or $216 per square foot, and several nearby land parcels for $5.8 million in the Northwest submarket in Austin, Texas. Four Points Centre consists of two LEED-Gold, three-story buildings built in 2008 totaling 192,396 square feet that are currently 100% leased. The land parcels are entitled to build up to 480,000 square feet of additional office space. We funded this acquisition from available corporate funds.

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During the fourth quarter, we acquired the ground parcel underlying our 100% occupied, 730,187 square foot Cira Centre trophy class office tower in the University City submarket of Philadelphia, Pennsylvania for $24.6 million which we funded from available corporate funds. The acquisition of the ground parcel gives us 100% fee ownership of Cira Centre.

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As previously announced, we are underway with the development of FMC Tower at Cira Centre South, a trophy class mixed-use office tower designed by the architectural firms of Pelli Clark Pelli and Bower Lewis Thrower to be located at the southern end of our Cira Centre project in University City. Upon completion, FMC Tower at Cira Centre South will approximate 830,000 rentable square feet comprising 575,000 square feet of office space, 10,000 square feet of retail and 260 luxury apartment suites (265,000 square feet), 70-100 of which will be fully furnished with concierge services and the balance to be market rate rental housing. The office component is projected to cost $236.0 million with the residential component costing $105.0 million for a total anticipated investment of $341.0 million. Brandywine has executed a 16-year lease with FMC for 253,000 square feet and a 20-year lease with the University of Pennsylvania for 100,000 square feet, bringing the total office pre-leasing to 61.4%. Groundbreaking will occur in the second quarter of 2014 with completion scheduled for June 2016. Initial funding of the development will be from available corporate funds with a review underway of other institutional debt and/or equity sources.

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We are continuing the $158.5 million development of evo at Cira South, a 33-story, 850-bed student housing tower in the University City submarket of Philadelphia, Pennsylvania, which we are developing in a 30/30/40 joint venture with Campus Crest Communities, Inc. (30%) and Harrison Street Real Estate Capital (40%), with completion expected in the third quarter of 2014. The partners have fulfilled their $60.7 million equity contributions and funding of the $97.8 million construction loan is underway with $1.0 million advanced as of December 31, 2013. We satisfied our $18.2 million 30% share of the equity commitment via an $8.5 million ground lease contribution and funded the remaining $9.7 million from available corporate funds.

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As part of our Cira South master plan, we are developing a one-acre elevated park known as Cira Green on the roof of the Cira South Garage directly between the FMC Tower and evo properties. Cira Green is expected to be completed in the third quarter of 2014, will extend the recreational green belt created by the Schuylkill River Trail and Penn Park and will be an outstanding amenity for the entire University City neighborhood. We will fund the $11.3 million cost of Cira Green from available corporate funds.

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We are continuing the $77.0 million development of The Parc at Plymouth Meeting, a 398-unit multi-family project in Plymouth Meeting, Pennsylvania, in a 50/50 joint venture with Toll Brothers which we expect to complete by the end of 2015. The partners fully funded $31.0 million of initial project equity with our share fully satisfied by our contribution of the underlying land parcel. The remaining construction costs will be funded from a $56.0 million construction loan whose closing in December 2013 resulted in a $3.0 million return of capital to each partner. As of December 31, 2013, $20.2 million had been spent on the development inclusive of land costs, $4.8 million of funded equity capital was on hand for upcoming costs and the $56.0 million construction loan was fully available with no outstanding balance.

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We are continuing the $18.8 million redevelopment of 660 West Germantown Pike, a 154,392 square foot office building located in Plymouth Meeting, Pennsylvania, that we acquired vacant in the first quarter of 2012 for $9.1 million. We will fund the remaining $1.2 million of costs from available corporate funds as we complete the lease-up of this property by year-end 2014. As of December 31, 2013, 660 West Germantown Pike was 80.3% leased and occupied.

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We are continuing the $7.4 million development of 200 Radnor Chester Road, a 17,884 square foot restaurant and retail center adjoining our Radnor, Pennsylvania office properties. We will fund the remaining $1.4 million of costs from available corporate funds in anticipation of the second quarter 2014 stabilization date. As of December 31, 2013, 200 Radnor Chester Road was 90.7% pre-leased.

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We and an affiliate of The Shooshan Company have entered into a 50/50 joint venture to build 4040 Wilson Boulevard, a 426,900 square foot office building representing the final phase of the eight-building, mixed-use, Liberty Center complex developed by Shooshan in the Ballston submarket of Arlington, Virginia. Shooshan contributed its land parcel to the venture, and we will contribute up to $36.0 million of which $13.5 million has been funded to date from available corporate funds. Groundbreaking will occur upon reaching certain pre-leasing levels, at which point the joint venture expects to seek third-party construction financing.

Capital Markets Highlights

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At December 31, 2013, our net debt to gross assets measured 42.6%, reflecting the fact that we had no outstanding balance on our $600.0 million unsecured revolving credit facility and $263.2 million of cash and cash equivalents on hand.

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For the quarter ended December 31, 2013, we had a 2.6 EBITDA to interest coverage ratio and a 7.5 ratio of net debt to annualized quarterly EBITDA reflecting our consolidated EBITDA excluding certain capital market and transactional items and our pro rata share of unconsolidated EBITDA, interest and debt. Excluding the debt and 13 days of EBITDA from the Commerce Square transaction which closed on December 19, 2013 provides a 6.8 ratio of net debt to annualized quarterly EBITDA as defined above.

Distributions
On December 10, 2013, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on January 21, 2014 to shareholders of record as of January 6, 2014. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on January 15, 2014 to holders of record as of December 30, 2013.
2014 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are affirming our previously issued 2014 guidance of $1.40 to $1.49 FFO per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2014 FFO and earnings per diluted share:

Guidance for 2014	Range or Value
Earnings per diluted share allocated to common shareholders	$0.00	to	$0.09
Plus: real estate depreciation and amortization	1.40		1.40

FFO per diluted share	$1.40	to	$1.49
Our 2014 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2014 earnings and FFO per diluted share each reflect $0.075 per diluted share of non-cash income attributable to the fourth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include:

•	Occupancy improving to a range of 91 - 92% by year-end 2014 with 93 - 94% leased;

•	6.0% - 8.0% GAAP increase in overall lease rates with a resulting 3.0% - 5.0% increase in 2014 same store GAAP NOI;

•	No capital markets or acquisition activity and no share issuance under our ATM program;

•	$150.0 million of aggregate sales activity at an 8.5% capitalization rate weighted towards the second half of 2014; and

•	FFO per diluted share based on 160.5 million fully diluted weighted average common shares.

We will provide a Core FFO calculation if our 2014 activity necessitates an adjustment for capital market or transactional items.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO) and Core FFO
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We also provide a calculation of Core FFO in which we adjust NAREIT FFO for certain capital market and transactional items.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

Fourth Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, February 6, 2014 at 9:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #14716627. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, February 20, 2014 by calling 1-855-859-2056 and providing access code #14716627. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the fourth quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - First Quarter 2014 Conference Call
We anticipate we will release our first quarter 2014 earnings on Wednesday, April 30, 2014, after the market close and will host our first quarter 2014 conference call on Thursday, May 1, 2014, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 282 properties and 32.9 million square feet, including 204 properties and 24.8 million square feet owned on a consolidated basis and 60 properties and 5.7 million square feet in 17 unconsolidated real estate ventures all as of December 31, 2013. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2012. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31	December 31,
	2013	2012
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,669,289	$4,726,169
Accumulated depreciation	(983,808)	(954,665)
Rental property, net	3,685,481	3,771,504
Construction-in-progress	74,174	48,950
Land inventory	93,351	102,439
Real estate investments, net	3,853,006	3,922,893

Cash and cash equivalents	263,207	1,549
Accounts receivable, net	17,389	13,232
Accrued rent receivable, net	126,295	122,066
Investment in real estate ventures, at equity	180,512	193,555
Deferred costs, net	122,954	122,243
Intangible assets, net	132,329	70,620
Notes receivable	7,026	7,226
Other assets	62,377	53,325

Total assets	$4,765,095	$4,506,709

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$670,151	$442,974
Unsecured credit facility	—	69,000
Unsecured term loans	450,000	450,000
Unsecured senior notes, net of discounts	1,475,230	1,503,356
Accounts payable and accrued expenses	83,693	71,579
Distributions payable	25,584	23,652
Deferred income, gains and rent	71,635	82,947
Acquired lease intangibles, net	34,444	33,859
Other liabilities	32,923	55,826
Total liabilities	2,843,660	2,733,193

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,566	1,434
Additional paid-in capital	2,971,596	2,780,194
Deferred compensation payable in common stock	5,407	5,352
Common shares held in grantor trust	(5,407)	(5,352)
Cumulative earnings	522,528	479,734
Accumulated other comprehensive loss	(2,995)	(15,918)
Cumulative distributions	(1,592,515)	(1,493,206)
Total Brandywine Realty Trust's equity	1,900,220	1,752,278

Non-controlling interests	21,215	21,238
Total equity	1,921,435	1,773,516

Total liabilities and equity	$4,765,095	$4,506,709

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue
Rents	$114,333	$110,977	$461,387	$437,560
Tenant reimbursements	18,492	19,931	79,087	77,060
Termination fees	1,551	711	4,497	3,233
Third party management fees, labor reimbursement and leasing	3,401	3,095	13,053	12,116
Other	881	1,681	4,186	5,710
Total revenue	138,658	136,395	562,210	535,679

Operating Expenses
Property operating expenses	40,985	39,494	160,406	152,319
Real estate taxes	12,973	13,036	55,612	53,402
Third party management expenses	1,646	1,315	5,751	5,127
Depreciation and amortization	47,721	46,323	197,021	188,382
General & administrative expenses	7,305	7,204	27,628	25,413
Total operating expenses	110,630	107,372	446,418	424,643

Operating income	28,028	29,023	115,792	111,036

Other income (expense)
Interest income	596	377	1,044	3,008
Historic tax credit transaction income	—	—	11,853	11,840
Interest expense	(30,248)	(33,194)	(121,937)	(132,939)
Deferred financing costs	(1,174)	(2,418)	(4,676)	(6,208)
Recognized hedge activity	—	(2,985)	—	(2,985)
Interest expense - financing obligation	(279)	(242)	(972)	(850)
Equity in income of real estate ventures	(93)	1,359	3,664	2,741
Net gain (loss) from remeasurement of investment in RE ventures	(981)	—	6,866	—
Net gain (loss) from real estate venture transactions	25,921	—	29,604	(950)
Net loss on sale of undepreciated real estate	(8)	—	(137)	—
Loss on early extinguishment of debt	(992)	(20,453)	(2,119)	(22,002)

Income (loss) from continuing operations	20,770	(28,533)	38,982	(37,309)

Discontinued operations:
Income (loss) from discontinued operations	(121)	1,835	825	9,064
Net gain on disposition of discontinued operations	353	—	3,382	34,774
Total discontinued operations	232	1,835	4,207	43,838

Net income (loss)	21,002	(26,698)	43,189	6,529

Net (income) loss from discontinued operations attributable to non-controlling interests - LP units	(3)	(32)	(55)	(797)
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	(214)	523	(357)	863
Net (income) loss attributable to non-controlling interests	(217)	491	(412)	66

Net income (loss) attributable to Brandywine Realty Trust	20,785	(26,207)	42,777	6,595
Preferred share distributions	(1,725)	(2,573)	(6,900)	(10,405)
Preferred share redemption charge	—	(1,962)	—	(4,052)
Amount allocated to unvested restricted shareholders	(85)	(90)	(363)	(376)

Net income (loss) attributable to common shareholders	$18,975	$(30,832)	$35,514	$(8,238)
PER SHARE DATA
Basic income (loss) per common share	$0.12	$(0.21)	$0.23	$(0.06)

Basic weighted-average shares outstanding	156,722,149	143,478,042	153,140,458	143,257,097

Diluted income (loss) per common share	$0.12	$(0.21)	$0.23	$(0.06)

Diluted weighted-average shares outstanding	158,187,817	143,478,042	154,414,311	143,257,097

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$18,975	$(30,832)	$35,514	$(8,238)

Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	214	(523)	357	(863)
Amount allocated to unvested restricted shareholders	85	90	363	376
Net (gain) loss on real estate venture transactions	(25,921)	—	(29,604)	950
Net income from discontinued operations attributable to non-controlling interests - LP units	3	32	55	797
Net gain on disposition of discontinued operations	(353)	—	(3,382)	(34,774)
Net gain (loss) from remeasurement of investment in real estate venture	981	—	(6,866)	—

Depreciation and amortization:
Real property - continuing operations	38,880	37,467	160,665	148,871
Leasing costs (includes acquired intangibles) - continuing operations	8,806	8,819	36,217	38,983
Real property - discontinued operations	30	1,900	1,922	10,208
Leasing costs (includes acquired intangibles) - discontinued operations	—	—	3	291
Company's share of unconsolidated real estate ventures	5,283	4,260	15,959	14,788

Funds from operations	$46,983	$21,213	$211,203	$171,389
Funds from operations allocable to unvested restricted shareholders	(168)	(87)	(830)	(856)

Funds from operations available to common share and unit holders (FFO)	$46,815	$21,126	$210,373	$170,533

FFO per share - fully diluted	$0.29	$0.14	$1.35	$1.16

Capital market and transactional items	$2,775	$27,050	$4,424	$31,127
Core FFO, excluding capital market and transactional items	$49,590	$48,176	$214,797	$201,660
Core FFO per share, excluding capital market and transactional items - fully diluted	$0.31	$0.33	$1.38	$1.38

Weighted-average shares/units outstanding - fully diluted	159,951,556	146,772,116	156,203,398	146,408,921

Distributions paid per common share	$0.15	$0.15	$0.60	$0.60

Payout ratio of FFO (Distributions paid per common share/ FFO per diluted share)	51.7%	107.1%	44.4%	51.7%

Core FFO payout ratio, excluding capital market and transactional items	48.4%	45.5%	43.6%	43.5%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$46,815	$21,126	$210,373	$170,533

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(3,800)	(5,764)	(20,136)	(23,568)
Financing Obligation - 3141 Fairview Drive noncash impact	(210)	(245)	(759)	(802)
Deferred market rental income, including discontinued operations	(1,777)	(1,640)	(7,180)	(6,178)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(810)	(267)	(1,665)	(1,218)
Historic tax credit transaction income	—	—	(11,853)	(11,840)
Preferred share redemption charge	—	1,962	—	4,052
Straight-line and deferred market ground rent expense activity	223	498	1,541	1,992
Stock-based compensation costs	976	2,015	6,883	6,049
Fair market value amortization - mortgage notes payable	91	91	363	364
Losses from early extinguishment of debt	992	20,453	2,119	22,002
Recognized hedge activity	—	2,985	—	2,985
Acquisition-related costs	1,325	459	1,695	480
Sub-total certain items	(2,990)	20,547	(28,992)	(5,682)
Less: Revenue maintaining capital expenditures:
Building improvements	(4,313)	(2,480)	(6,715)	(5,172)
Tenant improvements	(12,567)	(7,506)	(38,336)	(31,419)
Lease commissions	(3,129)	(3,828)	(21,956)	(11,694)
Total revenue maintaining capital expenditures	(20,009)	(13,814)	(67,007)	(48,285)

Cash available for distribution	$23,816	$27,859	$114,374	$116,566

CAD per share - fully diluted	$0.15	$0.19	$0.73	$0.80

Weighted-average shares/units outstanding - fully diluted	159,951,556	146,772,116	156,203,398	146,408,921

Distributions paid per common share	$0.15	$0.15	$0.60	$0.60

CAD payout ratio (Distributions paid per common share / CAD per diluted share)	100.0%	78.9%	82.2%	75.0%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 4TH QUARTER
(unaudited and in thousands)

Of the 204 properties owned by the Company as of December 31, 2013, a total of 196 properties ("Same Store Properties") containing an aggregate of 21.8 million net rentable square feet were owned for the entire three-month periods ended December 31, 2013 and 2012. Average occupancy for the Same Store Properties was 89.6% during 2013 and 87.1% during 2012. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2013	2012

Revenue
Rents	$108,416	$105,539
Tenant reimbursements	17,011	16,275
Termination fees	1,551	711
Other	608	1,473
Total revenue	127,586	123,998

Operating expenses
Property operating expenses	39,728	38,694
Real estate taxes	11,819	11,442

Net operating income	$76,039	$73,862

Net operating income - percentage change over prior year	2.9%

Net operating income, excluding termination fees & other	$73,880	$71,678

Net operating income, excluding termination fees & other - percentage change over prior year	3.1%

Net operating income	$76,039	$73,862
Straight line rents	(2,996)	(5,102)
Above/below market rent amortization	(1,460)	(1,493)
Non-cash ground rent	223	498

Cash - Net operating income	$71,806	$67,765

Cash - Net operating income - percentage change over prior year	6.0%

Cash - Net operating income, excluding termination fees & other	$69,647	$65,581

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	6.2%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended December 31,
	2013	2012

Net income	$21,002	$(26,698)
Add/(deduct):
Interest income	(596)	(377)
Interest expense	30,248	33,194
Deferred financing costs	1,174	2,418
Recognized hedge activity	—	2,985
Interest expense - financing obligation	279	242
Equity in income of real estate ventures	93	(1,359)
Loss from remeasurement of investment in a real estate venture	981	—
Net gain on real estate venture transactions	(25,921)	—
Net loss on sale of undepreciated real estate	8	—
Loss on early extinguishment of debt	992	20,453
Depreciation and amortization	47,721	46,323
General & administrative expenses	7,305	7,204
Total discontinued operations	(232)	(1,835)

Consolidated net operating income	83,054	82,550
Less: Net operating income of non same store properties	(2,979)	(568)
Less: Eliminations and non-property specific net operating income	(4,036)	(8,120)

Same Store net operating income	$76,039	$73,862

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - YEAR
(unaudited and in thousands)

Of the 204 properties owned by the Company as of December 31, 2013, a total of 196 properties ("Same Store Properties") containing an aggregate of 21.8 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2013 and 2012. Average occupancy for the Same Store Properties was 88.0% during 2013 and 86.9% during 2012. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2013	2012

Revenue
Rents	$430,382	$418,602
Tenant reimbursements	64,195	63,616
Termination fees	4,497	3,182
Other	2,898	5,317
Total revenue	501,972	490,717

Operating expenses
Property operating expenses	152,868	151,007
Real estate taxes	47,431	46,814

Net operating income	$301,673	$292,896

Net operating income - percentage change over prior year	3.0%

Net operating income, excluding termination fees & other	$294,278	$284,397

Net operating income, excluding termination fees & other - percentage change over prior year	3.5%

Net operating income	$301,673	$292,896
Straight line rents	(17,195)	(20,209)
Above/below market rent amortization	(5,765)	(5,865)
Non-cash ground rent	1,541	1,992

Cash - Net operating income	$280,254	$268,814

Cash - Net operating income - percentage change over prior year	4.3%

Cash - Net operating income, excluding termination fees & other	$272,859	$260,315

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	4.8%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Twelve Months Ended December 31,
	2013	2012

Net income	$43,189	$6,529
Add/(deduct):
Interest income	(1,044)	(3,008)
Historic tax credit transaction income	(11,853)	(11,840)
Interest expense	121,937	132,939
Deferred financing costs	4,676	6,208
Recognized hedge activity	—	2,985
Interest expense - financing obligation	972	850
Equity in income of real estate ventures	(3,664)	(2,741)
Net gain from remeasurement of investment in real estate ventures	(6,866)	—
Net (gain) loss on real estate venture transactions	(29,604)	950
Net loss on sale of undepreciated real estate	137	—
Loss on early extinguishment of debt	2,119	22,002
Depreciation and amortization	197,021	188,382
General & administrative expenses	27,628	25,413
Total discontinued operations	(4,207)	(43,838)

Consolidated net operating income	340,441	324,831
Less: Net operating income of non same store properties	(8,948)	(676)
Less: Eliminations and non-property specific net operating income	(29,820)	(31,259)

Same Store net operating income	$301,673	$292,896